Exhibit 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303) 306-1967
Fax (303) 306-1944

March 31, 2011

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Great Spirits, Inc.

On February 1, 2011 my appointment as auditor for Great Spirits, Inc. ceased.  I have read Great Spirits, Inc.’s statements included under Item 4 of its Form 8-K dated March 31, 2011 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant